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EXHIBIT 2.2

        THIS PURCHASE AGREEMENT is made effective as of the 30th day of September, 2002,

B E T W E E N:

BROOKFIELD HOMES (US) INC., a corporation incorporated under the laws of Delaware
(the "Vendor")
— and —
BROOKFIELD HOMES HOLDINGS INC., a corporation incorporated under the laws of California
(the "Purchaser")

RECITALS:

A.
The Vendor is the sole and beneficial and registered owner of the limited liability company interests (the "Interests"), of Brookfield California Land Holdings LLC, a Delaware limited liability corporation (the "Company") representing all of the issued and outstanding ownership interests of the Company.

B.
The Vendor wishes to sell and transfer to the Purchaser and the Purchaser wishes to acquire the Interests.

        NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    Purchase and Sale

        As promptly as practicable after the date set forth above (the "Effective Date"), but in no event later than November 15, 2002, the Vendor shall sell and transfer to the Purchaser and the Purchaser agrees to purchase and acquire all of the Vendor's right, title and interest in and to the Interests on the terms and conditions contained herein.

2.    Purchase Price

        The purchase price of the Interests shall be US$115,000,000. The purchase price shall be payable by the Purchaser to the Vendor in cash by wire transfer to the Vendor in immediately available funds, or as otherwise agreed by the parties hereto (the "Funds").

3.    Completion of the Transaction

        In furtherance of the completion of the foregoing, the Vendor shall deliver to the Purchaser an assignment, duly executed by the Vendor, transferring the Interests to the Purchaser, and against receipt of such assignment, the Purchaser shall deliver to the Vendor the Funds in full payment thereof. Such assignment shall be in form and substance reasonably satisfactory to the Purchaser.

4.    Representations and Warranties

  (a)
  Each of the Vendor and the Purchaser hereby represents and warrants to the other as follows:

  (i)
  It is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, has all licenses, permits and authorizations necessary to carry on its business and is duly qualified to do business as a foreign corporation in each state where the nature of its business or the character of its assets makes any filing necessary.

    (ii)
    It has full power, authority and legal right to enter into this Agreement and the transactions contemplated hereby and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments or otherwise to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and the delivery of all the deeds, Agreements, certificates and other documents or instruments contemplated hereby.

    (iii)
    This Agreement has been duly and validly executed and delivered by, and constitutes a valid and legally binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

    (iv)
    Neither the execution or delivery by it of this Agreement or the other instruments, documents and agreements contemplated hereby, nor the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions and provisions hereof or thereof, will (a) conflict with or result in a breach by it of the terms, conditions or provisions of (i) its certificate of incorporation or by-laws, or (ii) any applicable license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority or of any determination or award of any arbitrator binding on it, or on any of its properties, or (iii) any agreement or instrument to which it is a party or by which it or any of its properties are bound or constitute a default thereunder.

  (b)
  The Vendor hereby represents and warrants to the Purchaser that it has good and valid title to the Interests and, upon the transfer thereof to the Purchaser in accordance herewith, the Purchaser shall acquire good and valid title to the Interests, free and clear of all liens and encumbrances.

5.    Nature of Sale

  (a)
  The Purchaser represents and warrants that it is familiar with the financial condition of the Company, its business and prospects, that it has had full opportunity to investigate and review the foregoing, and that it has received from the Company, answers and other information deemed necessary by it to consider in connection with its decision to invest in the Interests. The Purchaser is acquiring the Interests "as is" without recourse, except for the express covenants, representations and warranties set forth herein and in the documents executed in connection herewith.

  (b)
  The Purchaser represents and warrants that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933), that it is acquiring the Interests for investment and for its own account and not with a view to distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

  (c)
  The Purchaser understands and acknowledges that the Interests have not been and will not be registered under the Securities Act, and may not be offered, sold or otherwise transferred other than pursuant to an effective registration statement under the Securities Act or in a transaction that is exempt from the registration requirements of the Securities Act; and the Purchaser understands and acknowledges that the certificates representing the Interests may, for so long as required under the Securities Act bear a legend to that effect.

6.    Federal Income Tax Treatment of the Transaction

        The Vendor and Purchaser hereby agree that the transfer of the Interests by the Vendor to the Purchaser pursuant to this Agreement, in conjunction with the transactions contemplated by this Agreement, will result in a taxable sale of the assets of the entities represented by the Interests by the Vendor to the Purchaser for federal income tax purposes and for purposes of Sections 1001 and 1012 of the Code. Within sixty days after the consummation of this sale, the Purchaser shall provide the Vendor with its proposed allocation of the sale price to such assets. The Purchaser and the Vendor agree to cooperate in good faith to reach an agreed allocation of federal income tax basis to such assets; provided, however, that the Vendor shall have the right to object to one or more items included in the Purchaser's proposed allocation only to the extent that such item or items materially increase the liability of the Vendor for taxes. The Purchaser and the Vendor shall file all tax returns in a manner which is consistent with the federal income tax treatment of the transaction set forth herein or determined pursuant to this provision.

7.    Entire Agreement

        This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and no amendment or modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

8.    Assignment

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party hereto. Any consent granted by either party to an assignment by the other party shall not be deemed a consent to any subsequent assignment.

9.    Headings

        Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section.

10.  Counterparts; Facsimile Signature

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile, and such agreement executed via facsimile shall have the same force and effect as an original document and shall be legally binding upon the parties.

11.  No Third Party Beneficiary

        This Agreement shall be binding upon and inure to the sole benefit of the parties and their successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.  Further Assurances

        Each of the Vendor and the Purchaser hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

13.  Governing Law

        The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BROOKFIELD HOMES (US) INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: Chairman and Chief Executive Officer
BROOKFIELD HOMES HOLDINGS INC.
By:	/s/ IAN G. COCKWELL Name: Ian G. Cockwell Title: President

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  EXHIBIT 2.2